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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-65245, No. 333-65255 and No. 333-31054 of Entrust Technologies Inc. on Forms S-8 of our report dated January 28, 2000, appearing in this Annual Report on Form 10-K of Entrust Technologies Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
Dallas, Texas
March 13, 2000